EdR Provides 2015 Initial Financial Guidance

MEMPHIS, Tenn., January 22, 2015 – EdR (NYSE: EDR), one of the nation’s largest developers, owners and managers of high-quality collegiate housing communities, today provided its initial 2015 financial guidance.
In 2014 the company completed several significant capital transactions that strengthened its balance sheet and provided additional capacity to fund existing and future investment opportunities. These transactions resulted in the:

(i)	Improvement of financial leverage from 45% to 35% (debt to gross assets),

(ii)	Extension of the weighted-average maturity of debt from 3.5 years to almost 6 years, and

(iii)	Reduction of variable rate debt from 52% to 19%.

Significant 2014 capital transactions include (all share and per share amounts have been adjusted to reflect the 1-for-3 reverse stock split):

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In January 2014, the company entered into a $187.5 million unsecured term loan, consisting of a $122.5 million, 7-year tranche and a $65.0 million, 5-year tranche. The company entered into interest rate swaps covering the total amount of the term loan, effectively locking in a weighted-average fixed rate of 3.6%.

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In June 2014, the company issued 8.2 million shares of its common stock for net proceeds of approximately $239 million. The company used the proceeds to fund the acquisition of The District on Apache at Arizona State University for approximately $89.8 million and to reduce amounts outstanding under its unsecured revolving credit facility.

•	The company issued 1.5 million shares of its common stock for net proceeds of approximately $49.5 million under its ATM program.

•	The company sold 7 communities for gross proceeds of $134.6 million.

•	In November 2014, the company issued $250 million in 10-year unsecured senior notes bearing fixed interest of 4.6%.

•	On December 1, 2014, the company-effected a 1-for-3 reverse stock split.

2015 Financial Guidance
In order to provide additional clarity to the previously mentioned 2014 capital transactions on 2015, the company is providing initial 2015 financial guidance.
Based upon the company's current estimates, Core FFO per share/unit is expected to range from $1.74 to $1.82. This guidance does not include the impact of any new unannounced third-party development or management contracts, acquisitions, dispositions, ONE Plan developments or capital transactions.
“Community net operating income has performed in-line with our previously issued 2014 financial guidance and is expected to produce another year of consistent growth in 2015,” said Bill Brewer, EdR’s executive vice president and chief financial officer. “The year-over-year reduction in Core FFO per share in 2015 versus 2014 is a direct result of the proactive 2014 capital transactions that reduces balance sheet risk and positions the company for future growth.”
Management assumed the following in determining the 2015 guidance range:

•	Same communities, as follows:

	Growth	Dollar range (in millions)

Revenue	4% - 5%	$182 - $184

Operating expense	3% - 4%	$80 - $81

Net operating income (NOI)	4% - 6%	$102 - $104

The company has changed its community assistant program, which will result in an approximate $1.5 million increase in same-community revenue and operating expense in 2015.
To lend clarity to the operating performance of the same-community portfolio, the percent growth and dollar range guidance provided for same-community revenue and operating expense does not reflect this change. Including this change, the same-community revenue percent growth range will increase by an additional 1 percentage point from a range of 4% - 5% to a range of 5% - 6%, and the operating expense percent growth range will increase by an additional 2 percentage points from a range of 3% - 4% to a range of 5% - 6%. Same-community NOI growth range of 4% - 6% remains unchanged.

•	New-community NOI of approximately $34 million will achieve the company’s initial underwriting. Approximately $28 million in new-community NOI relates to 2014 acquisitions and developments and the remaining $6 million relates to 2015 developments expected to be delivered in mid-August 2015. New-community NOI includes approximately $1 million for anticipated preopening expenses related to development deliveries.

•	Third-party development fees from current active construction projects of approximately $1.25 million.

•	Third-party management fees from existing contracts of approximately $3.8 million.

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Participating development revenue, none. As noted in the company’s third-quarter earnings release, the owner of the John Hopkins Medical Institute development closed on permanent financing in July 2014 and repaid in full their construction loan as well as our $18 million mezzanine investment. This participating development resulted in $3.9 million in FFO in 2014 that will not recur in 2015 as all amounts have been received under the agreements.

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General and administrative expenses, including development and management services, of approximately $20 million to $21 million. This estimate does not include acquisition or development pursuit cost as the company’s guidance does not include these types of transactions.

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Ground-lease expense of approximately $11 million, which includes $4.8 million of straight-lined ground rent that will be excluded from Core FFO. Ground-lease expense is not included in same- or new-community NOI.

•	Depreciation and amortization of approximately $67 million, of which $1.7 million is non-real estate-related.

•	Interest expense, including amortization of deferred financing costs and net of capitalized interest, of approximately $28 million to $29 million.

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Equity in losses of unconsolidated entities of approximately $0.5 million. The company’s share of real estate depreciation and amortization on equity investees to be added back to Core FFO is approximately $2 million.

•	Provision for income taxes is expected to be approximately $0.5 million.

•	Full-year weighted average shares/units of 48,365,000.

The following definitions are used for 2015 financial guidance:

The same-community portfolio represents owned and consolidated communities we owned at both January 1, 2014, and 2015, and includes 23,078 beds. A total of 5,039 of these beds were classified as new communities prior to January 1, 2015.
The new-community portfolio represents: (1) communities acquired in 2014, (2) communities developed and delivered in August 2014, and (3) communities to be developed and delivered in August 2015. As of January 1, 2015, the new communities relating to 2014 acquisitions and developments include 4,558 beds and the 2015 developments, expected to be delivered in mid-August 2015, include 2,656 beds.
Communities that are owned through a joint-venture structure and that are not controlled or consolidated are not included in same or new communities. The company’s share of the net income or loss from these communities is recorded as equity in earnings of unconsolidated entities.
Currently, the company owns interests in three communities that are accounted for as equity in earnings of unconsolidated entities, (1) 50% interest in The Marshall at The University of Minnesota, a 994-bed community that opened in August 2014, (2) 50% interest in Georgia Heights, a 292-bed community at the University of Georgia that is under development and will be delivered in August 2015, and (3) 25% interest in University Village, a 600-bed community at the University of North Carolina at Greensboro.
Community operating expenses represent community-level operating expenses plus regional and other corporate costs of supporting the communities, and excludes management fees, depreciation, amortization, and ground lease expense.
Community NOI represents community revenues less community operating expenses.
If any of the foregoing estimates and assumptions prove to be inaccurate, actual results may vary, and could vary significantly, from the amounts shown above.
2014 Full-Year and Fourth-Quarter Earnings Release and Conference Call
The company will release financial results for the fourth quarter and full-year 2014 before the market opens on Monday, February 23, 2015. The company will host a conference call for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Monday, February 23, 2015, during which management will discuss the quarterly results, 2015/2016 pre-leasing and the business outlook for 2015.

The conference call will be accessible by telephone and the Internet. To access the call, participants from within the U.S. may dial 877-705-6003 and participants from outside the U.S. may dial 201-493-6725. Participants may also access the call via live webcast by visiting the company’s investor relations website at www.EdRtrust.com.
The replay of the call will be available at approximately 1 p.m. Eastern Time on Monday, February 23, 2015, through midnight on Monday, March 9, 2015. To access the replay, the domestic dial-in number is 1-877-870-5176, the international dial-in number is 1-858-384-5517, and the passcode is 13598874. The archive of the webcast will be available on the company’s Web site for a limited time.

Non-GAAP Financial Measures

Funds from Operations (FFO)

As defined by the National Association of Real Estate Investment Trusts, FFO represents net income (loss) (computed in accordance with U.S. generally accepted accounting principles ("GAAP")), excluding gains (or losses) from sales of property and impairment write-downs of depreciable real estate plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The company presents FFO available to all stockholders and unitholders because management considers it to be an important supplemental measure of the company’s operating performance, believes it assists in the comparison of the company’s operating performance between periods to that of different REITs and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their operating results. As such, the company also excludes the impact of noncontrolling interests, only as they relate to operating partnership units, in the calculation. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income.

The company also uses core funds from operations, or Core FFO, as an operating measure. Core FFO is defined as FFO adjusted to include the economic impact of revenue on participating projects for which recognition is deferred for GAAP purposes. The adjustment for this revenue is calculated on the same percentage of completion method used to recognize revenue on third-party development projects. Core FFO also includes adjustments to exclude the impact of straight-line adjustment for ground leases, gains/losses on extinguishment of debt, transaction costs related to acquisitions and reorganization or severance costs. The company believes that these adjustments are appropriate in determining Core FFO as they are not indicative of the operating performance of the company’s assets. In addition the company believes that Core FFO is a useful supplemental measure for the investing community to use in comparing the company to other REITs as most REITs provide some form of adjusted or modified FFO.

Net Operating Income (NOI)

The company considers NOI to be a useful measure of its collegiate housing operating performance. The company defines NOI as rental and other community-level revenues earned from our collegiate housing communities less community-level operating expenses, excluding management fees, depreciation, amortization, ground lease expense and impairment charges and including regional and other corporate costs of supporting the communities. Other REITs may use different methodologies for calculating NOI, and accordingly, the company's NOI may not be comparable to other REITs. The company believes that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. The company uses NOI to evaluate performance on a community-by-community basis because it allows management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the company’s operating results. However, NOI should only be used as an alternative measure of the company’s financial performance.

Debt to Gross Assets

Debt to gross assets is defined as total debt, excluding the unamortized debt premium, divided by gross assets, or total assets excluding accumulated depreciation on real estate assets. We consider debt to gross assets useful to an investor in evaluating our leverage and in assessing our capital structure, because it excludes noncash items such as accumulated depreciation and provides a more accurate depiction of our capital structure. Debt to gross assets should only be used as an alternative measure of the company's financial performance.

About EdR
One of America's largest owners, developers and managers of collegiate housing, EdR (NYSE:EDR) is a self-administered and self-managed real estate investment trust that owns or manages 73 communities with more than 40,000 beds serving 53 universities in 23 states. EdR is a member of the Russell 2000 Index and the Morgan Stanley REIT indices. For details, please visit the company's Web site at www.EdRtrust.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements about the Company's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations. You should not rely on the Company’s forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions "Item 1A. Risk Factors" and "Forward-Looking Statements" in the Company’s annual report on Form 10-K and under the caption "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in the Company’s quarterly reports on Form 10-Q, and as described in the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the dates on which they are made, and the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise, unless required by law.

Investors:
Bill Brewer, Executive Vice President and Chief Financial Officer
901-259-2500 bbrewer@EdRtrust.com

Media:
Susan Jennings, Vice President, Corporate Communication and Marketing

901-259-2506 sjennings@EdRtrust.com